                                                                Exhibit 10(x)(1)

                                FIRST AMENDMENT
                                       TO
                             OGLEBAY NORTON COMPANY
                           CAPITAL ACCUMULATION PLAN


          WHEREAS, the Oglebay Norton Company Capital Accumulation Plan was established effective as of January 1, 2000; and

          WHEREAS, it is desired to amend the Plan for the purpose of modifying provisions relating to deferral elections and for other purposes;

          NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2001, in the respects hereinafter set forth.

          1. Section 3.01(b) of the Plan is amended and restated to provide as follows:

          b)  Acknowledgment of Eligibility and Election to Participate.  Each
              ---------------------------------------------------------
              eligible employee shall acknowledge his or her eligibility to participate in the Plan at such time and in such form as the Committee may require or permit. An eligible employee may elect to become a Participant with respect to a Plan Year and subsequent Plan Years by filing a properly completed Agreement with the Committee no later than December 1st ( or such other date not later than December 31st as the Committee may permit) of the calendar year preceding such initial Plan Year. An eligible employee shall become a Participant with respect to a Plan Year and subsequent Plan Years upon acceptance of his or her Agreement by the Committee. An Agreement, once accepted by the Committee, shall be irrevocable with respect to any Plan Year after such Plan Year has begun, but may be revoked or modified by December 1st (or other such other date not later than December 31st as the Committee may permit) of the calendar year preceding the Plan Year in which the Participant desires a new Agreement to take effect or desires to revoke his Agreement.

          2. Section 3.02 of the Plan is amended and restated to provide as follows:

          3.02  Deferral of Salary, Bonus, and/or LTIP Payment.  A Participant
                ----------------------------------------------
                may elect to defer between zero percent (0%) and fifty percent (50%) of his or her Salary in ten percent (10%) increments during a Plan Year. In addition, a Participant may elect to defer between zero percent (0%) and one hundred percent (100%) of his or her Bonus payable during a Plan Year in ten percent (10%) increments. In addition, a Participant may elect to defer between zero percent (0%) and one hundred percent (100%) of his or her LTIP Payment payable during a Plan Year in ten percent (10%) increments. At the time of election, a Participant may elect to defer a different percentage of his or her Salary, Bonus, and/or LTIP Payment for each Plan Year and may also elect not to defer any portion of his or her Salary, Bonus, and/or LTIP Payment in a Plan Year.

                A Participant may make an annual election for an upcoming Plan Year no more than once per Plan Year, and by December 1st (or other such other date not later than December 31st as the Committee may permit) of the year preceding the Plan Year for which the election is being made. If no such election is made by the Participant, the prior Plan Year's election will continue to be effective for the next Plan Year. Except as provided in Sections 4.04, 4.07 and 4.10, any election made by a Participant shall be irrevocable with respect to Salary, Bonus, and LTIP Payment applicable to the Plan Year. A Participant who does not file an Agreement for a Plan Year may file an Agreement for any subsequent Plan Year for which he or she is eligible to participate in the Plan.

          3. Section 4.03 of the Plan is amended and restated to provide as follows:

          4.03  Distribution on Termination of Service.  Upon the Termination of
                --------------------------------------
                Service of a Participant prior to his or her Retirement Date for reasons other than death or Disability, distribution of the Participant's Deferred Compensation Account shall be made as soon as practicable and in any event within ninety (90) days after such Termination of Service, in a single lump-sum, notwithstanding the provisions of Section 4.05. Upon a Termination of Service prior to his or her Retirement Date or death or Disability, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

          4. Section 8.05 of the Plan is amended and restated to provide as follows:

          8.05  Protective Provisions. In order to facilitate the payment of
                ---------------------
                benefits hereunder, each employee designated eligible to participate in the Plan, shall cooperate with the Company by furnishing any and all information requested by the Company, including taking such actions as may be reasonably requested by the Company. If an employee refuses to cooperate, he or she shall not become a Participant in the Plan and the Company shall have no further obligation to him or her under the Plan. In the event a Participant has a balance in his or her Deferred Compensation Account, the Participant or his or her Beneficiary shall receive a benefit equal to his or her Deferred Compensation Account determined pursuant to Section 3.08 and paid in accordance with Section 4.03.

                            *          *          *

          EXECUTED this ________ day of January, 2001.


                                        OGLEBAY NORTON COMPANY



                                        By: Ronald J. Compiseno
                                           --------------------------
                                        Title: Vice President, Human Resources